WILSHIRE REAL ESTATE INVESTMENT TRUST INC.

                             1998 STOCK OPTION PLAN

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I.     PURPOSE.........................................................1

ARTICLE II.    DEFINITIONS.....................................................1

ARTICLE III.   ADMINISTRATION..................................................4

ARTICLE IV.    SHARES AND OTHER LIMITATIONS....................................7

ARTICLE V.     ELIGIBILITY.....................................................9

ARTICLE VI.    STOCK OPTIONS...................................................9

ARTICLE VII.   STOCK APPRECIATION RIGHTS......................................11

ARTICLE VIII.  RESTRICTED STOCK...............................................13

ARTICLE IX.    INDEPENDENT DIRECTOR AND NONEMPLOYEE DIRECTOR
               STOCK OPTIONS..................................................15

ARTICLE X.     NONTRANSFERABILITY.............................................17

ARTICLE XI.    TERMINATION PROVISIONS.........................................17

ARTICLE XII.   CHANGE IN CONTROL..............................................18

ARTICLE XIII.  TERMINATION OR AMENDMENT OF PLAN...............................20

ARTICLE XIV.   UNFUNDED PLAN..................................................21

ARTICLE XV.    GENERAL PROVISIONS.............................................21

ARTICLE XVI.   EFFECTIVE DATE OF PLAN.........................................24

ARTICLE XVII.  TERM OF PLAN...................................................24

ARTICLE XVIII. NAME OF PLAN...................................................24

                   Wilshire Real Estate Investment Trust Inc.
                             1998 Stock Option Plan


                                   ARTICLE I.

                                     PURPOSE

     The purpose of the Wilshire Real Estate Investment Trust Inc. 1998 Stock Option Plan (the "Plan") is to enhance the profitability and value of Wilshire Real Estate Investment Trust Inc. (the "Company") for the benefit of its stockholders by enabling the Company: (i) to offer stock based incentives and other equity interests to Independent Directors, Non-Employee Directors and/or Managers of the Company thereby attracting, retaining and rewarding such Independent Directors, Non-Employee Directors and Managers and strengthening the mutuality of interests between such individuals and the Company's stockholders and (ii) to make automatic grants of Stock Options to Independent Directors and Non-Employee Directors, thereby attracting, retaining and rewarding such individuals and strengthening the mutuality of interests between such individuals and the Company's stockholders.


                                   ARTICLE II.

                                   DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings:

          2.1. "Affiliate" shall mean: (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent (10%) or more of the outstanding voting securities of such other person, (ii) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. For purposes of this definition, the term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. For purposes of this definition, an indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

          2.2. "Award" shall mean any award under the Plan of any Stock Option, Restricted Stock or Stock Appreciation Right. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

          2.3. "Board" shall mean the Board of Directors of the Company or an authorized committee thereof.

          2.4. "Cause" shall mean, with respect to a Participant's Termination of Directorship, an act or failure to act that constitutes "cause" for removal of a director under applicable Maryland law.

          2.5.     "Change in Control" shall have the meaning set forth in
     Article XII.

          2.6. "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

          2.7. "Common Stock" shall mean the common stock, par value $0.0001 per share, of the Company.

          2.8. "Company" shall mean Wilshire Real Estate Investment Trust Inc., a Maryland corporation, and its successors and assigns.

          2.9. "Disability" shall mean a total and permanent disability, as defined in Section 22(e)(3) of the Code.

          2.10. "Effective Date" shall mean the effective date of the Plan as defined in Article XV.

          2.11. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          2.12. "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date: (i) as reported on the principal national securities exchange on which it is then traded or the Nasdaq Stock Market, Inc., or (ii) if not traded on any such national securities exchange or the Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily tradable on a national securities exchange, the Nasdaq Stock Market, Inc., or any automated quotation system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Board. For purposes of the grant of any Stock Option, the applicable date shall be the date on which the Option is granted or, if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the sale of the Common Stock was reported or quoted. For purposes of the exercise of any Stock Appreciation Right the applicable date shall be the date a notice of exercise is received by the Board or, if not a day on which the applicable market is open, the next day that it is open.

          2.13. "Independent Director" shall mean a director who within the last two years, has not (i) been employed by WFSG or any of its Affiliates,
     (ii) been an officer or director of WFSG or any of its Affiliates, (iii) or whose business or employer within the last two years has not performed services for WFSG or any of its Affiliates that annually exceeded the lesser of (a) the dollar amount provided in Item 404(a) of Regulation S-K or (b) 10% of the gross revenue of the entity that provided such services, or (iv) had any material business or professional relationship with WFSG or any of its Affiliates.

          2.14. "Manager" shall mean WRSC, or any other person or entity that the Board determines, in its sole discretion, to be a manager of the Company.

          2.15. "Non-Employee Director" shall mean any director of the Company who is neither an employee of the Company nor an Independent Director.

          2.16. "Non-Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right entitling the holder to receive an amount in cash or stock equal to the excess of: (i) the Fair Market Value of a share of Common Stock as of the date such right is exercised, over (ii) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

          2.17. "Participant" shall mean any Independent Director, Non-Employee Director or Manager to whom an Award has been made under the Plan.

          2.18.    "Reference Stock Option" shall have the meaning set forth in
     Section 7.2.

          2.19. "Restricted Stock" shall mean an award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.

          2.20. "Restriction Period" shall have the meaning set forth in Subsection 8.3(a) with respect to Restricted Stock.

          2.21. "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

          2.22. "Stock Appreciation Right" shall mean the right pursuant to an Award granted under Article VII.

          2.23. "Stock Option" or "Option" shall mean any Option to purchase shares of Common Stock granted to any Independent Director, Non-Employee Director or Manager pursuant to Article VI or to any Independent Director or Non-Employee Director pursuant to Article IX.

          2.24. "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right entitling the holder to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash or stock equal to the excess of: (i) the Fair Market

     Value, on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

          2.25. "Termination of Directorship" shall mean, with respect to an Independent Director or Non-Employee Director, that the Independent Director or Non-Employee Director has ceased to be a director of the Company.

          2.26. "Termination as a Manager" shall mean, with respect to a Manager, that the Manager has ceased to be a Manager of the Company.

          2.27. "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

          2.28.    "WFSG" shall mean the Wilshire Financial Services Group
     Inc.

          2.29.    "WRSC" shall mean the Wilshire Realty Services Corporation.


                                  ARTICLE III.

                                 ADMINISTRATION

     3.1. The Board. The Plan shall be administered and interpreted by the Board.


     3.2. Awards. The Board shall have full authority to grant, pursuant to the terms of the Plan (including Article V hereof), Stock Options, Restricted Stock and Stock Appreciation Rights to any Independent Director, Non-Employee Director or Manager and to otherwise administer the Plan. In particular, the Board shall, except with regard to awards of Stock Options to Independent Directors and Non-Employee Directors pursuant to Article IX, have the authority:

            (a) to select the Independent Directors, Non-Employee Directors and Managers to whom Stock Options, Restricted Stock and Stock Appreciation Rights may from time to time be granted hereunder;

            (b) to determine whether and to what extent Stock Options, Restricted Stock and Stock Appreciation Rights are to be granted hereunder to one or more Independent Directors, Non-Employee Directors and Managers;

            (c) to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each such Award granted to an Independent Director, Non-Employee Director or Manager;

            (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder to an Independent Director, Non-Employee

     Director or Manager (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Board shall determine, in its sole discretion);

            (e) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Section 6.3(d)(iii);

            (f) to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Board shall provide) to Independent Directors, Non-Employee Directors and Managers in order to purchase shares of Common Stock under the Plan;

            (g) to determine whether a Stock Appreciation Right shall be a Tandem Stock Appreciation Right or a Non-Tandem Stock Appreciation Right;

            (h) to modify, extend or renew an Award, subject to Article XIII hereof, provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of such Award may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal; and

            (i) to offer to buy out an Award previously granted, based on such terms and conditions as the Board shall establish and communicate to the Participant at the time such offer is made.

     3.3. Guidelines. Subject to Article XIII hereof, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3. The Board may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

     3.4. Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Board (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of the Company or the

Board, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

     3.5. Reliance on Counsel. The Company or the Board may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

     3.6.   Designation of Consultants/Liability.
            ------------------------------------

            (a) The Board may designate employees of the Company and professional advisors to assist the Board in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Board.

            (b) The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Board, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Awards granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or ByLaws of the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him under the Plan.

                                   ARTICLE IV.

                          SHARES AND OTHER LIMITATIONS

     4.1.   Shares.
            ------
            (a) The aggregate number of shares of Common Stock which may be issued or used for preference purposes under the Plan shall not exceed 3,500,000 shares, of which 500,000 shares are reserved for Independent Directors and Non-Employee Directors (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Stock Option or Stock Appreciation Right granted under the Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of shares of Common Stock underlying the unexercised Stock Option or Stock Appreciation Right shall again be available for the purposes of Awards under the Plan. If any shares of Restricted Stock awarded under the Plan to a Participant are forfeited or repurchased by the Company for any reason, the number of forfeited or repurchased shares of Restricted Stock shall again be available for the purposes of Awards under the Plan. If a Tandem Stock Appreciation Right granted in tandem with an Option is granted under the Plan, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan. In determining the number of shares of Common Stock available for Awards, if Common Stock has been exchanged by a Participant as full or partial payment to the Company, or for withholding, in connection with the exercise of an Award or the number shares of Common Stock otherwise deliverable has been reduced for withholding, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall again be available under the Plan. Any shares of Common Stock that are issued by the Company for, and any awards that are granted through the assumption of or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares of Common Stock available for issuance under the Plan.

     4.2.   Changes.
            -------

            (a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

            (b) In the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distributions with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business and the Board determines in good faith that an adjustment is necessary or appropriate under the Plan to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, then the aggregate number and kind of shares which thereafter may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option or other Award granted under the Plan and the purchase or exercise price thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Board in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

            (c) Fractional shares of Common Stock resulting from any adjustment in an Award pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise. No fractional shares of Common Stock shall be issued under the Plan. The Board may, in its sole discretion, pay cash in lieu of any fractional shares of Common Stock in settlement of awards under the Plan. Notice of any adjustment shall be given by the Board to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

            (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Board may, in its sole discretion, terminate all outstanding Options and Stock Appreciation Rights of Independent Directors, Non- Employee Directors and Managers, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his Options and Stock Appreciation Rights that are then outstanding (whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the Option) but contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs, to the extent the Board does not terminate the outstanding

     Options and Stock Appreciation Rights pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

     4.3. Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.


                                   ARTICLE V.

                                   ELIGIBILITY

     5.1.   Discretionary Awards. Independent Directors, Non-Employee
Directors and Managers of the Company are eligible to be granted Stock Options, Restricted Stock and Stock Appreciation Rights under the Plan. Eligibility under the Plan will be determined by the Board in its sole discretion.

     5.2. Automatic Awards. Independent Directors and Non-Employee Directors will automatically be granted Stock Options in accordance with Article IX of the Plan.


                                   ARTICLE VI.

                                  STOCK OPTIONS

     6.1. Options. Stock Options granted hereunder shall be non-qualified stock options.

     6.2. Grants. The Board shall have the authority to grant any Independent Director, Non-Employee Director or Manager one or more Stock Options under the Plan (with or without Stock Appreciation Rights).

     6.3. Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

            (a)  Exercise Price. The exercise price per share of Common
     Stock subject to a Stock Option shall be determined by the Board at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant.

            (b) Option Term. The term of each Stock Option shall be fixed by the Board, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

            (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at grant. If the Board provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Board may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Board may waive the installment exercise provisions or accelerate the time at which Options may be exercised), based on such factors, if any, as the Board shall determine, in its sole discretion.

            (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the exercise price. Common Stock purchased pursuant to the exercise of a Stock Option shall be paid for at the time of exercise as follows: (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) if the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market, Inc., or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Board (which may include payment in full or part in the form of Common Stock owned by the Participant for a period of at least six (6) months (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Board or the surrender of vested Options owned by the Participant). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

            (e)  Form, Modification, Extension and Renewal of Options.
     Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of Stock Option agreement as is approved by the Board, and the Board may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

            (f) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Board shall deem appropriate.

                                  ARTICLE VII.

                            STOCK APPRECIATION RIGHTS

     7.1. Stock Appreciation Rights. The Board may, in its sole discretion, grant Stock Appreciation Rights to any Independent Director, Non-Employee Director or Manager.

     7.2. Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right may be granted in conjunction with all or part of any Stock Option (a "Reference Stock Option") granted under Article VI of the Plan either at or after the time of the grant of such Reference Stock Option.

     7.3. Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Board, including Article X and Article XI and the following:

            (a) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Board, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

            (b) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI and this Article VII.

            (c) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.3 and the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan. The Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

            (d)  Payment. Upon the exercise of a Tandem Stock Appreciation
     Right a Participant shall be entitled to receive an amount in cash and/or Common Stock (as chosen by the Board in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the exercise price per share specified in the Reference Stock Option multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Board having the right to determine the form of payment.

     7.4. Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under Article VI of the Plan.

     7.5.   Terms and Conditions of Non-Tandem Stock Appreciation
Rights. Non-Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Board, including Article X and Article XI and the following:

            (a) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Board, but shall not be greater than ten (10) years after the date the right is granted.

            (b) Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at grant. If the Board provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Board may waive such limitation on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Board may waive the installment exercise provisions or accelerate the time at which rights may be exercised), based on such factors, if any, as the Board shall determine, in its sole discretion.

            (c) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time during its term, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

            (d) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, an amount in cash and/or Common Stock (as chosen by the Board in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

                                  ARTICLE VIII.

                                RESTRICTED STOCK

     8.1. Awards of Restricted Stock. The Board shall have the authority to grant shares of Restricted Stock to any Independent Director, Non-Employee Director or Manager which may be issued either alone or in addition to other Awards granted under the Plan. The Board shall, subject to the provisions of
Article V and Section 8.4 below, determine the eligible Independent Directors, Non-Employee Directors and Managers to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Board may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Board may determine, in its sole discretion.

     8.2. Awards and Certificates. The prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

            (a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Board. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

            (b) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Board may specify at grant) after the Award date, by executing a Restricted Stock Award agreement and by paying whatever price (if any) the Board has designated thereunder.

            (c) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

          "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Wilshire Real Estate Investment Trust Inc. 1998 Stock Option Plan and an Agreement entered into between the registered owner and the Company dated ___________________________. Copies of such Plan and Agreement are on file at the principal office of the Company."

            (d) Custody. The Board shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     8.3. Restrictions and Conditions on Restricted Stock Awards. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to
Article XII and the following restrictions and conditions:

            (a)  Restriction Period; Vesting and Acceleration of Vesting.
     The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during a period set by the Board commencing with the date of such Award (the "Restriction Period"), as set forth in the Award agreement and such Award agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, performance and/or such other factors or criteria as the Board may determine in its sole discretion, the Board may provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of such Award.

            (b) Rights as Stockholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends and the right to vote or tender such shares. The Board, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred.

            (c) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant.

     8.4. Termination of Directorship or Termination as a Manager. Subject to the applicable provisions of the Award agreement and the Plan, upon a Participant's Termination of Directorship or Termination as a Manger, as applicable, for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Board at grant or thereafter.

                                   ARTICLE IX.

          INDEPENDENT DIRECTOR AND NON-EMPLOYEE DIRECTOR STOCK OPTIONS

     9.1. Options. This Article IX shall apply only to Stock Options granted to Independent Directors and Non-Employee Directors pursuant to this
Article IX.

     9.2. Non-Qualified Stock Options. Stock Options granted hereunder shall be non- qualified stock options.

     9.3. Awards. Without further action by the Board or the stockholders of the Company, each Independent Director or Non-Employee Director shall, subject to the terms of the Plan, be granted:

            (a) Stock Options to purchase 1,500 shares of Common Stock on the last trading date of each calendar quarter of the Company.

            (b)  Stock Options to purchase 5,000 shares of Common Stock on:
     (i) the date on which the offering price in connection with the initial public offering of the Common Stock is established (the "IPO Price"); or
     (ii) if later, the date on which the Independent Director or Non-Employee Director commences service as an Independent Director or Non- Employee Director.

     9.4. Terms of Options. Options granted under this Article shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with terms of the Plan, as the Board shall deem desirable:

            (a)  Exercise Price. The exercise price per share of Common
     Stock subject to an Option granted pursuant to Section 9.3(a) shall be equal to one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the time of grant. The exercise price per share of Common Stock subject to an Option granted pursuant to Section 9.3(b)(i) shall be equal to the IPO Price. The exercise price per share of Common Stock subject to an Option granted pursuant to Section 9.3(b)(ii) shall be equal to the Fair Market Value at the time of grant.

            (b) Exercisability. Except as otherwise provided herein, one-third (1/3) of the Stock Options granted pursuant to Section 9.3(a) shall vest and become exercisable on each anniversary of the date of grant, provided that the Participant has not incurred a Termination of Directorship prior to the applicable dates. Stock Options granted pursuant to Section 9.3(b) shall be fully vested and exercisable at the time of grant. Notwithstanding the foregoing, Options granted pursuant to this
     Article IX shall fully vest and become exercisable upon the occurrence of a Change in Control.

            (c) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Article IX, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the exercise price. Common Stock purchased pursuant to the exercise of a Stock Option shall be paid for at the time of exercise in cash or by check, bank draft or money order payable to the order of Company or by delivery of Common Stock owned by the Participant for a period of at least six (6) months (and for which the Participant has good title free and clear of any liens and encumbrances) or by such other method approved by the Board. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

            (d) Term. Except as otherwise provided herein, if not previously exercised each Option shall expire upon the tenth anniversary of the date of the grant thereof.

            (e) Termination of Directorship. The following rules apply with regard to Stock Options granted under this Article IX upon the Termination of Directorship of a Participant:

                 (i) Termination by Reason of Death or Disability. If a Participant's Termination of Directorship is by reason or death or Disability, any Stock Option held by such Participant may be exercised, to the extent exercisable at the Participant's Termination of Directorship, by the Participant or the legal representative of the estate at any time within a period of two (2) years from the date of such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Option.

                 (ii)  Otherwise Ceasing to be an Independent Director or
            Non- Employee Director other than for Cause. Upon the Termination of Directorship, on account of resignation, failure to stand for reelection or failure to be reelected or otherwise other than as set forth in (i) above or (iii) below, all outstanding Stock Options then exercisable and not exercised by the Participant prior to such Termination of Directorship shall remain exercisable, to the extent exercisable at the Termination of Directorship, at any time within a period of one (1) year from the date of such Termination of Directorship, at any time within a period of one (1) year from the date of such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Option.

                 (iii) Cause. Upon removal, failure to stand for reelection or failure to be renominated for Cause, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct that would have justified a removal for Cause during such directorship, all outstanding Stock Options of such Participant shall immediately terminate and shall be null and void.

                 (iv) Cancellation of Stock Options. No Stock Options that were not exercisable during the period such person serves as an Independent Director or

            Non-Employee Director shall thereafter become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Stock Options shall terminate and become null and void upon a Termination of Directorship.


                                   ARTICLE X.

                               NON-TRANSFERABILITY

     10.1. Non-Transferability. Except as provided in the last sentence of this Section 10.1, no Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options and Stock Appreciation Rights shall be exercisable, during the Participant's lifetime, only by the Participant. Shares of Restricted Stock under Article VIII may not be Transferred prior to the date on which such shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. No Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Board may determine at the time of grant or thereafter, that a Stock Option (other than a Stock Option granted pursuant to Article IX) that is otherwise not transferable pursuant to this Article X is transferable in whole or part and in such circumstances, and under such conditions, as specified by the Board.


                                   ARTICLE XI.

                             TERMINATION PROVISIONS

     11.1. Termination of Directorship. The following rules apply with regard to Stock Options granted under Article VI and Article IX and Stock Appreciation Rights granted under Article VII upon the Termination of Directorship of a Participant:

            (a) Termination by Reason of Death or Disability. If a Participant's Termination of Directorship is by reason of death or Disability, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Board at grant, or if no rights of the Participant or his estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's Termination of Directorship, by the Participant or the legal representative of the estate at any time within a period of two (2) years from the date of such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Option or Stock Appreciation Right.

            (b) Otherwise Ceasing to be an Independent Director or Non-Employee Director other than for Cause. Upon the Termination of Directorship, on account of resignation, failure to stand for reelection or failure to be reelected or otherwise other than as set forth in (a) above or (c) below, all outstanding Stock Options and Stock Appreciation Rights then exercisable and not exercised by the Participant prior to such Termination of Directorship, unless otherwise determined by the Board at grant, or if no rights of the Participant or his estate are reduced, thereafter, shall remain exercisable, to the extent exercisable at the Termination of Directorship, at any time within a period of one (1) year from the date of such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Option or Stock Appreciation Right.

            (c) Cause. Upon removal, failure to stand for reelection or failure to be renominated for Cause, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct that would have justified a removal for Cause during such directorship, all outstanding Stock Options and Stock Appreciation Rights of such Participant, unless otherwise determined by the Board at grant, or if no rights of the Participant are reduced, thereafter, shall immediately terminate and shall be null and void.

            (d) Cancellation of Stock Options. No Stock Options or Stock Appreciation Rights that were not exercisable during the period such person serves as an Independent Director or Non-Employee Director, unless otherwise determined by the Board at grant, or if no rights of the Participant are reduced, thereafter, shall become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Stock Options and Stock Appreciation Rights shall terminate and become null and void upon a Termination of Directorship.

     11.2. Termination as a Manager. Subject to the applicable provisions of the Award agreement and the Plan, upon a Participant's Termination as a Manager, for any reason, all Stock Options and Stock Appreciation Rights will vest or be forfeited in accordance with the terms and conditions established by the Board at grant or thereafter.


                                  ARTICLE XII.

                                CHANGE IN CONTROL

     12.1. Benefits. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Board upon the grant of an Award (other than an Award granted pursuant to Article IX hereof), or, if no rights of the Participant are reduced, thereafter, the Participant shall be entitled to the following benefits:

            (a) Subject to paragraph (c) below with regard to Options granted pursuant to Article VI, all outstanding Stock Options and Stock Appreciation Rights granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Board, in its sole discretion, may provide for the purchase of any such Stock Options and Stock Appreciation Rights by the Company for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Stock Options and Stock Appreciation Rights, over the aggregate exercise price of such Stock Options and Stock Appreciation Rights. For purposes of this Section 12.1, Change in Control Price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control.

            (b) The restrictions to which any shares of Restricted Stock of such Participant granted prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

     12.2. Change in Control. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred:

            (a) upon any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof) excluding the Company or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in his capacity as trustee), becoming the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company having at least twenty-five percent (25%) of the total number of votes that may be cast for the election of directors of the Company;

            (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

            (c) upon the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the

     Company's then outstanding securities shall not constitute a Change in Control of the Company; or

            (d) upon the stockholder's of the Company approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding anything herein to the contrary, the initial public offering of the Common Stock will not constitute a Change in Control.


                                  ARTICLE XIII.

                        TERMINATION OR AMENDMENT OF PLAN

     13.1. Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in this Article XIII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that the Plan may not be amended without the approval of the stockholders of the Company in accordance with the laws of the State of Maryland and the applicable provisions of Rule 16b-3, to: (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (subject to Section 4.2); (ii) decrease the minimum Option price of any Award; (iii) change the class of persons eligible to receive Awards under the Plan; (iv) modify the period within which Awards may be granted; (v) modify the period within which Awards may be exercised; (vi) modify the terms upon which Awards may be exercised; (vii) increase the material benefits accruing to the Participants under the Plan; or
(viii) make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are then listed or traded.

     Except with regard to Awards under Article IX, the Board may amend the terms of any Awards theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Board shall impair the rights of any Option holder without the Option holder's consent.

                                  ARTICLE XIV.

                                  UNFUNDED PLAN

     14.1. Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                   ARTICLE XV.

                               GENERAL PROVISIONS

     15.1. Legend. The Board may require each person receiving shares of Common Stock pursuant to the exercise of an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares of Common Stock without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares of Common Stock may include any legend which the Board deems appropriate to reflect any restrictions on Transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     15.2. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     15.3.  No Right to Serve as an Independent Director, Non-Employee
Director or Manager. Neither the Plan nor the grant or exercise of any Awards hereunder shall impose any obligations on the Company to retain any Participant as an Independent Director, Non-Employee Director or as a Manager nor shall it impose on the part of any Participant any obligation to continue to serve as an Independent Director, Non-Employee Director or as a Manager of the Company.

     15.4. Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

     The Board may permit any such withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

     15.5.  Listing and Other Conditions.

            (a) Unless otherwise determined by the Board, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to the exercise of an Award shall be conditioned upon such shares being listed on such exchange or system. Notwithstanding the foregoing, the grant of an Award hereunder is not intended to be conditional and the Company shall have no obligation to issue such shares unless and until such shares are so listed; provided, however, that any delay in the issuance of such shares shall be based solely on a reasonable business decision and the right to exercise any Award with respect to such shares shall be suspended until such listing has been effected.

            (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the exercise of an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

            (c)  Upon termination of any period of suspension under this
     Section 15.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Awards.

            (d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

            (e) If any sale or delivery of shares of Common Stock pursuant to an Award is or may cause the Company to not qualify as a real estate investment trust within the meaning of Sections 856 through 860 of the Code, the Company shall have no obligation to make such sale or delivery until such sale or delivery will no longer cause such disqualification.

     15.6. Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable Maryland principles of conflict of laws).

     15.7. Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     To the extent applicable, the Plan shall be limited, construed and interpreted in a manner so as to comply with the applicable requirements of Rule 16b-3; however, noncompliance with Rule 16b-3 shall have no impact on the effectiveness of an Award under the Plan.

     15.8. Other Benefits. No Award granted or exercised under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

     15.9. Costs. The Company shall bear all expenses included in administering the Plan, including expenses of issuing Common Stock pursuant to the exercise of any Awards hereunder.

     15.10. No Right to Same Benefits. The provisions and terms of Awards need not be the same with respect to each Participant, and the Awards granted to individual Participants need not be the same in subsequent years.

     15.11. Death/Disability. The Board may in its discretion require the transferee of a Participant's Awards to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Board deems necessary to establish the validity of the Transfer of an Award. The Board may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

     15.12. Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     15.13. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.


                                  ARTICLE XVI.

                             EFFECTIVE DATE OF PLAN

     The Plan has been adopted by the Board effective as of ____________, subject to and conditioned upon the approval of the Plan by the stockholders of the Company in accordance with the laws of the State of Maryland and the requirements of any applicable national securities exchange or automated quotation system.


                                  ARTICLE XVII.

                                  TERM OF PLAN

     No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the Effective Date or the date of stockholder approval, but such Awards granted prior to such date may extend beyond that date.


                                 ARTICLE XVIII.

                                  NAME OF PLAN

     The Plan shall be known as the "Wilshire Real Estate Investment Trust Inc. 1998 Stock Option Plan."